U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549


                             Form 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 8, 1996


                 California Micro Devices Corporation
       -----------------------------------------------------
      (Exact name of registrant as specified in its charter)



         California               33-399-77           94-2672609
         ----------               ---------           -----------
(State or other jurisdiction     (Commission          (IRS Employer
       of Incorporation)          File Number)        Identification No.)



      215 Topaz Street, Milpitas, CA                  95035-5430
      ------------------------------                  ----------
 (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:         (408)263-3214
                                                             ------------



                            Not Applicable
- - -------------------------------------------------------------------------
       (Former name or former address, if changed since last report)


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Item 7.	Financial Statements and Exhibits
           ---------------------------------

     On May 8, 1996, California Micro Devices Corporation (the "Company") released certain information regarding the Company's fourth quarter and year-end 1996 financials.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: May 9, 1996            CALIFORNIA MICRO DEVICES CORPORATION




                              By:

                              /s/John Trewin
                              -----------------------------------
                              John Trewin
                              Vice President and Chief Financial Officer


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                                          NEWS RELEASE

    California Micro Devices

                           Contacts: Jeffrey Kalb, President and CEO
                                     (408) 934-3106
                                     John Trewin, Vice President and CFO
                                     (408) 934-3103
                                     Roberta Silverstein, Press and Media
                                     (408) 934-3141

                                     For Immediate Release

              CALIFORNIA MICRO DEVICES COMPLETES TURN-AROUND YEAR
                   WITH RECORD Q4 REVENUE; CAUTIOUS ABOUT Q1

Milpitas, CA, May 8, 1996 -- California Micro Devices Corporation (NASDAQ
NMS: CAMD) (CMD), headquartered here, today reported net income of $1.1 million, or $0.10 per share, on record revenues of $11.0 million, for the fourth fiscal quarter ended March 31, 1996. This compares with a loss of $18.9 million, or ($2.21) per share, on revenues of $7.7 million for the three months ended March 31, 1995. Average share and share equivalents outstanding increased to 10,909,000 from 8,554,000 at March 31, 1995, including 1,500,000 shares held in trust for the anticipated settlement of shareholder class action shareholder lawsuits.

For the twelve months ended March 31, 1996, the Company reported net income of $5.1 million, or $0.48 per share, on revenues of $39.9 million. In 1995, the Company changed its fiscal year to March 31 from June 30. The resulting nine-month stub year ended March 31, 1995 had a loss of $23.5 million, or ($2.75) per share, on revenues of $23.7 million.

Included in the fiscal 1996 results is a one-time gain of $1.6 million, or $0.15 per share, from the sale of the Company's interest in Cell Access. Fiscal 1996 results also included $1.1 million of litigation costs related to shareholder class action lawsuits and other unusual legal items. Fiscal 1995 results include costs associated with the anticipated settlement of shareholder class action lawsuits and related matters, totaling $16.3 million, as well as unusual legal and other administrative costs totaling $3.6 million and one-time charges of $2.0 million.

According to Jeffrey Kalb, CMD's president and chief executive officer,
 "Revenues reached the expected levels for the quarter, but margins dropped a few percentage points due to a significant shift in the mix of product sales. In total, expenses were well controlled, with SG&A being slightly lower than prior quarters and R&D investments increasing."

"The improvement over last year is dramatic," said Kalb. "Product sales creased to an all time high for the fourth quarter, 46% higher than a year ago; and margins improved to 40% of product sales from 30%. Average quarterly product sales for the year increased 30% and gross
product margins increased to 42% from 21%."   The Company noted that
expenses had decreased for both the March 31 quarter and on an average quarterly basis compared to the year earlier periods, primarily due to lower legal and bad debt expenses.

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The Company also offered some forward looking guidance with regard to the course of its business. Forward looking statements involve a number of risks and uncertainties including, but not limited to, product demand, pricing, market acceptance, risk of dependence on third party suppliers, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in CMD's
Securities and Exchange Commission filings.

CMD pointed out that, as noted in its January 23, 1996 press release, there was a significant softening in the marketplace, particularly in PC's as manufacturers adjusted their inventory levels. In the September 30, 1995, quarter, almost half of the Company's revenue was in the PC business. Since that time, the Company has been particularly successful in gaining market share in the networking and personal communications markets, but the drop for CMD in the PC market segment has been more rapid than can be continually offset by gains in other markets in such a short period of time. According to Kalb, "A number of our major customers are going through inventory adjustments because of slower than anticipated business growth, as well as model changes as they position themselves for future growth."

The Company noted that its book to bill ratio for the March quarter was
0.98. While this is well above the semiconductor industry in general, such levels, plus very slow bookings in April, indicate that there will not be any sequential quarterly growth in revenues, and that it is possible that there will be a decline in revenue in the first quarter. However, the industry generally expects a strengthening in the second half of the calendar year, and, should that occur, CMD's year over year comparisons should be good.

According to Kalb, "CMD is reacting to the changing environment as appropriate, but this slow to moderate growth will keep pressure on margins and profits, as the Company is continuing to make investments for the future. New design activity around CMD's thin film passive products, and particularly around our new P/Active(TM) family of products is accelerating. This should lead to improved growth opportunities when the Company emerges from this transition period. In the meantime, we want to keep our investors apprised of the rapidly changing dynamics in our Company, and the markets we serve."

California Micro Devices is a designer, manufacturer and marketer of integrated passive and active electronic components. CMD'S silicon-based, thin film products are smaller, faster and integrated well into the major electronic industry trends toward smaller, portable equipment, higher frequencies and greater functionality.

Statements contained herein which are not historical facts are forward looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the risk factors discussed herein, the Company's future actual results could differ materially from those discussed above.

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
                    CALIFORNIA MICRO DEVICES CORPORATION
                          Statement of Operations

                                                      Twelve      Nine
(Amounts in thousands                                 Months     Months
except per share data)         Three Months Ended     Ended      Ended
                                     March 31,       March 31,  March 31,
                                -----------------    ---------  ---------
                                  1996     1995        1996        1995
                                --------  -------    --------   ---------
Revenues:
  Net product sales              $10,724  $7,337      $38,642    $22,335
  Technology related revenues        250     400        1,240      1,368
                                  ------  ------      -------    -------
    Total revenues                10,974   7,737       39,882     23,703

Cost and expenses:
  Cost of sales                    6,451   5,116       22,430     17,673
  Research and development           934     972        3,417      2,685
  Selling, marketing and
    administrative                 2,534   4,682       10,573      9,763
                                  ------  ------      -------     ------
    Total costs and expenses       9,919  10,770       36,420     30,121
                                  ------  ------       ------     ------

Operating income (loss)            1,055  (3,033)       3,462     (6,418)

Settlement of shareholder dispute
  and related matters                  -  16,336            -     16,336
Other (income) expense, net          (32)   (448)      (1,657)      (137)
                                  ------  ------     --------     -------
Income (loss) before income taxes  1,087 (18,921)       5,119    (22,617)

Income taxes (benefit)                 -       -            -         50
                                  ------  ------         -----    ------
Income (loss) before change in
  accounting principle             1,087 (18,921)       5,119    (22,667)
Cumulative effect of change in
  accounting principle                 -       -            -        835

Net income (loss)                 $1,087 ($18,921)     $5,119   ($23,502)
                                  ======  =======      ======    =======
Earnings per share:
  Income (loss) before cumulative
   effect of change in accounting  $0.10   ($2.21)      $0.48    ($2.65)
  Cumulative effect of change in
   accounting principle                -        -           -     (0.10)
                                  ------   ------      ------    ------
  Net income (loss) per share      $0.10   ($2.21)      $0.48    ($2.75)
                                  ======   ======      ======    ======
Weighted average common shares and
  share equivalents outstanding   10,909    8,570      10,645     8,554
                                  ======   ======      ======    ======

NOTE: Earnings for the twelve months ended March 31, 1996, include a one-time gain of $1,576,000, or $0.15 per share, related to the Company's sale of it's interest in Cell Access in the quarter ended December 31, 1995.

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

                    CALIFORNIA MICRO DEVICES CORPORATION
                              Balance Sheets
(Amounts in thousands)
                                               March 31,     March 31,
                                                 1996          1995
ASSETS:
Current assets:
  Cash and securities                           $22,150      $18,960
  Accounts receivable                             4,500        3,203
  Inventories                                     6,940        4,747
  Refundable income taxes and other                 585        5,445
                                                -------      -------
    Total current assets                         34,175       32,355

Property, plant & equipment, net                  9,314        6,665
Restricted cash                                     905          989
Other long term assets                              534          679
                                                 ------       ------

    Total assets                                $44,928      $40,688
                                                =======      =======

LIABILITIES & SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                               $2,832       $2,725
  Accrued salaries and benefits                   1,250          560
  Other accrued liabilities                       4,279        3,748
  Deferred margin on shipments to distributors    1,039        1,157
  Current portion of long-term debt and
    capital leases                                1,282        2,516
                                                 ------       ------
    Total current liabilities                    10,682       10,706

Long-term debt, less current maturities           7,490        7,923
Capital lease obligations, less current maturites   299        1,278
Deferred income                                     107          136
                                                 ------       ------
    Total liabilities                            18,578       20,043

Shareholders' equity                             26,350       20,645
                                                 ------       ------

  Total liabilities and shareholders' equity    $44,928      $40,688
                                                =======      =======

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